EXHIBIT 21.1

                       SUBSIDIARIES OF LECROY CORPORATION



                             NAME OF SUBSIDIARY               JURISDICTION
                                                                ORGANIZED
                            --------------------           --------------------
        LeCroy Corporation *............................   Delaware
        LeCroy Lightspeed Corporation...................   Delaware
        Computer Access Technology Corporation..........   Delaware
        LeCroy, S.A.R.L. ...............................   France
        LeCroy, GmbH ...................................   Germany
        LeCroy, Hong Kong, Ltd. ........................   Hong Kong
        LeCroy, S.R.L. .................................   Italy
        LeCroy Japan Corporation........................   Japan
        LeCroy, Pte. Ltd. ..............................   Singapore
        LeCroy Korea, Ltd. .............................   South Korea
        LeCroy AB.......................................   Sweden
        LeCroy, S.A. ...................................   Switzerland
        LeCroy, Ltd. ...................................   United Kingdom


       * Parent